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                                     EXHIBIT 21



                           SUBSIDIARIES OF THE REGISTRANT

The Bon-Ton Department Stores, Inc., a Pennsylvania corporation

The Bon-Ton Corp., a Delaware corporation

The Bon-Ton Stores of Lancaster, Inc., a Pennsylvania corporation

The Bon-Ton National Corp., a Delaware corporation

The Bon-Ton Trade Corp., a Delaware corporation

BTRGP, Inc., a Pennsylvania corporation

The Bon-Ton Receivables Partnership, L. P., a Pennsylvania limited partnership

The Bon-Ton Properties - Greece Ridge G. P., Inc., a New York corporation

The Bon-Ton Properties - Greece Ridge L. P., a Delaware limited partnership

The Bon-Ton Properties - Irondequoit G. P., Inc., a New York corporation

The Bon-Ton Properties - Irondequoit L. P., a Delaware limited partnership

The Bon-Ton Properties - Marketplace G. P., Inc., a New York corporation

The Bon-Ton Properties - Marketplace L. P., a Delaware limited partnership

The Bon-Ton Properties - Eastview G. P., Inc., a New York corporation

The Bon-Ton Properties - Eastview L. P., a Delaware limited partnership

Capital City Commons Realty, Inc., a Pennsylvania corporation

CROP Reinsurance, Ltd., a Turks and Caicos Islands Corporation